Exhibit 99.5

SERVICES AGREEMENT

This Services Agreement (“Agreement”) is entered into by and between Park City Group, Inc., a Nevada corporation (the “Company”) and Fields Management, Inc., a Utah Corporation (“Fields”), this 9th day of April, 2009.

Recitals:

A.	Fields is a corporation in the business of providing executive management services, including performing the functions of President and Chief Executive Officer for the Company.

B.	This Agreement is made to protect the Company’s legitimate and legally protectible property and business interests.

C.	This Agreement is entered into in order to define the terms and conditions of Fields’ relationship with the Company.

D.	This Agreement amends and replaces that certain Services Agreement between the parties hereto dated July 1, 2005

Agreements:

Now, Therefore, in consideration of the mutual covenants and promises contained in, and the mutual benefits to be derived from this Agreement, and for other good and valuable consideration, the Company and Fields agree as follows:

1.           Independent Contractor.

The Company hereby retains Fields, and Fields hereby accepts such retainer, on the terms and conditions of this Agreement.  It is understood and agreed that Fields and its employees or other individuals it uses to perform the services set forth herein for the Company, are independent contractors and not employees of the Company.

2.           Term of the Services.

This Agreement shall be effective as of July 1, 2008 (the “Effective Date”) and continue pursuant to the terms hereof until the 30th day of June 2013 (the “Initial Term”), unless sooner terminated pursuant to the terms hereof or extended at the sole discretion of the Company’s Board of Directors. The Initial Term and any subsequent terms will automatically renew for additional one year periods unless, six months prior to the expiration of the then current term, either party gives notice to the other that the Agreement will not renew for an additional term. In the event of such written notice being timely provided by the Company, Fields shall not be required to perform any responsibilities or duties to the Company during the final two months of the then-existing term. In such event, the Company will remain obligated to Fields for all compensation and other benefits set forth herein and in any written modifications hereto.

3.           Duties.

(a)           General Duties. Fields shall provide to the Company an individual (the “Executive”) to fill the role and perform the functions of President and Chief Executive Officer of the Company, and shall have such duties, responsibilities and obligations as are established by the Bylaws of the Company or are generally required of persons employed in similar positions. This shall include full executive powers of these positions over all operating and financial officers, the authority to hire and fire officers and employees, and to authorize expenditures of money for corporate purposes, subject to the right of the Board of Directors to impose reasonable restrictions and requirements.

(b)           Performance. To the best of his ability and experience, the Executive will at all times loyally and conscientiously perform all duties, and discharge all responsibilities and obligations, required of and from him pursuant to the express and implicit terms hereof, and to the reasonable satisfaction of the Company. The Executive shall devote as much of his  time, energy, skill and attention as is required to the business of the Company, and the Company shall be entitled to all of the benefits and profits arising from or incident to all such work, services, and advice of Executive rendered to the Company.

 (c)           Outside Activities. Nothing in this Agreement shall prohibit Executive from directing his personal investments or accepting speaking or presentation engagements in exchange for honoraria, or from rendering services to, or serving on boards of, charitable organizations, so long as such activities do not interfere or conflict with the performance of Fields’ duties hereunder.

(d)           Additional Services.  Fields may be asked from time to time by the Company to provide other services which Fields can provide using other of its employees in addition to the Executive.  Compensation to Fields for such additional services shall be agreed upon at the time of the request.

4.           Compensation and Benefits.

(a)           Fee. The Company shall pay to Fields an annual base fee of $325,000 (“Annual Base Fee”). The Annual Base Fee, which shall be pro-rated for any partial period, will be payable in equal semi-monthly installments.

 (b)           Indemnification; D&O Insurance. The Company shall indemnify Fields to the fullest extent of that which is available under Chapter 78 of the Nevada Revised Statutes, and shall provide director’s and officer’s insurance with such coverages, in such amounts and from such insurers as constitutes good practices by comparable companies in the same business as the Company. Such insurance shall provide defense and coverage obligations for any claim arising out of Fields’ or Executive’s acts or omissions committed during the Initial Term or any subsequent term hereof, regardless of when such claims are asserted.

(c)           Incentive Bonus. An incentive bonus, based upon the Company’s achievement of performance goals shall be paid to Fields.  The goals will be pre-determined each year by the Compensation Committee of the Board of Directors in discussion with the Executive.

(d)           Travel and Business Expense Reimbursement. The Company shall promptly reimburse Fields for all of Executives reasonable travel and business expenses.  Expenses not reimbursed within 30 days of the date of submittal to the Company shall bear interest at the rate of twelve percent (12%) per annum.

(e)           Company Vehicle. The Company shall reimburse Fields for the costs of a vehicle of Executives choice. The reimbursement shall not exceed $1,200.00 per month plus applicable deposits if purchased on a monthly installment contract or leased pursuant to a operating lease. The Company shall also pay reasonable operating costs of such vehicle to include insurance, registration and taxes, maintenance, fuel and other related costs.

(f)           Computer Equipment. The Company shall provide to Fields an annual allowance of up to $6000 to be used to acquire miscellaneous computer equipment.

(g)           Life Insurance. The Company shall maintain and pay the premiums for two term life insurance policies in the name of the Executive for at least $10,000,000 each, with the beneficiary of one to be designated by the Executive at his sole discretion and the beneficiary of the other to be designated by the Company.  Coverage of the two policies shall continue during the term of this Agreement

(h)           Stock Grant.  The Company hereby grants to Fields 600,000 shares of its restricted common stock priced on January 23, 2009 (the ”Stock Grant”) to be issued according to a pro-rata ten year vesting schedule, the first issuance of which shall be one year from the Effective Date.

(i)           Retirement Annuity. As soon as is reasonably practical following the retirement of the debt incurred by the Company in connection with the acquisition of Precient Applied Intelligence, Inc., the Company will investigate the possibility and reasonableness  of providing to Fields a retirement annuity in the amount of $1,500,000.

5.           Proprietary Information.

(a)           Obligation. Neither Fields nor the Executive shall not disclose, publish, disseminate, reproduce, summarize, distribute, make available or use any Proprietary Information, except in pursuance of Fields’ duties, responsibilities and obligations under this Agreement and for the benefit of the Company.

(b)           Definition. As used in this Agreement, “Proprietary Information” means information that is (i) designated as “confidential,” “proprietary” or both by the Company or should have been known to be “confidential” or “proprietary” to the Company from the nature of the information or the circumstances of its disclosure, and (ii) has economic value or affords commercial advantage to the Company because it is not generally known or readily ascertainable by proper means by other persons. By way of illustration, Proprietary Information includes but is not limited to information relating to the Company’s products, services, business operations, business plans and financial affairs, and customers; any application, utility, algorithm, formula, pattern, compilation, program, device, method, technique, process, idea, concept, know-how, flow chart, drawing, standard, specification, or invention; and any tangible embodiment of Proprietary Information that may be provided to or generated by Fields or the Executive.

(c)           Return upon Termination. Upon the termination of this Agreement for any reason, and at any time prior thereto upon request by the Company, Fields shall return to the Company all tangible embodiments of any Proprietary Information in its or the Executive’s possession, including but not limited to, originals, copies, reproductions, notes, memoranda, abstracts, and summaries.

(d)           Ownership. Any Proprietary Information developed or conceived by the Executive during the term of this Agreement shall be and remain the sole property of the Company. Fields agrees promptly to communicate and disclose all such Proprietary Information to the Company and to execute and deliver to the Company any instruments deemed necessary by the Company to perfect the Company’s rights in such Proprietary Information.

6.           Termination of Services.

(a)           Additional Definitions. For purposes of this Agreement, the following terms shall have the meanings assigned below:

(i)           “Cause” means (A) conviction of a crime involving moral turpitude, or (B) a determination by the Board of Directors of the Company in good faith that Fields [1] has failed to substantially perform the duties as set forth herein, [2] has engaged in grossly negligent, dishonest or unethical activity, or [3] has breached a fiduciary duty or a covenant hereunder, including without limitation the unauthorized disclosure of Company trade secrets or confidential information, resulting in material loss or damage to the Company.

(ii)           “Change in Control of the Company” means a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), if the Company were subject to such reporting requirements; provided that, without limitation, such a change in control shall be deemed to have occurred if any “person” (as such term is used in paragraph 13(d) and 14(d) of the Exchange Act) who on the date hereof is not a director or officer of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities.

(iii)           “Determination Date” means (A) if this Agreement is terminated by Fields or by reason of a Change in Control of the Company, the date specified in the Notice of Termination, (B) if this Agreement is terminated for Cause by reason of conviction of a crime involving moral turpitude, the date on which a Notice of Termination is given, or (C) if this Agreement is terminated for Cause for a reason other than specified in (B), thirty (30) days after Notice of Termination is given, provided that Fields shall not have cured the reason for such Cause during such thirty (30) day period.

 (iv)           “Good Reason” means a failure by the Company to comply with any material provision of this Agreement which has not been cured within ten (10) days after notice of such noncompliance has been given by Fields to the Company.

(v)           “Notice of Termination” means a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated. Any termination of this Agreement by the Company or by Fields (other than termination pursuant to subsection 6(b) hereof) shall be communicated by written Notice of Termination to the other party hereto.

 (b)           Termination By The Company For Cause. This Agreement may be terminated without breach of this Agreement for Cause, upon written Notice of Termination from the Company to Fields and Fields’ failure to cure such Cause as provided in Section 6(a)(iii)(C) hereof. If this Agreement is terminated for Cause, the Company shall pay Fields its full Annual Base Fee accrued through the Determination Date, and the Company shall have no further obligation to Fields under this Agreement for other compensation or benefits accrued but unpaid prior to the Determination Date.

(c)           Termination On Change of Control of the Company. This Agreement may be terminated without breach of this Agreement at any time within twelve months following a Change in Control of the Company at the election of Fields. If the Agreement is terminated pursuant to this Section 6(c), Fields shall be entitled to receive the compensation, benefits and reimbursement earned or accrued by Fields under the terms of this Agreement prior to the Determination Date, including any incentive bonus. In addition, Fields shall receive as a severance payment the balance of Fields’ compensation through the end of the then current term of this Agreement and the Stock Grant shall become fully vested.  Also, upon Fields’ termination in connection with this Section 6(c), Fields shall be entitled to an annual bonus for the remaining period of this contract equal to the bonus due to Fields for the immediately preceding fiscal year. This Agreement may not be terminated by the Company following a Change in Control of the Company without it being a breach of this Agreement.

(d)           Termination by Fields. Fields may terminate this Agreement for Good Reason in the event of the Company’s material breach of this Agreement, in the event of the death of the Executive or if the health of the Executive should become impaired to an extent that makes continued performance of Fields duties hereunder hazardous to his physical or mental health or his life, provided that Fields shall have furnished the Company with a written statement from a qualified doctor to such effect and, provided further, that, at the Company’s request, the Executive shall submit to an examination by a doctor selected by the Company and such doctor shall have concurred in the conclusion of Fields’ doctor.

 If Fields shall terminate this Agreement because of the death or health of the Executive, Fields shall be entitled to receive the compensation, benefits and reimbursement earned or accrued by Fields under the terms of this Agreement prior to the Determination Date, including any incentive bonus, and the Stock Grant shall become fully vested;

If Fields shall terminate this Agreement because of the Company’s material breach of this Agreement, Fields shall be entitled to receive  all payments, including severance, Stock Grants and bonuses, as defined in Section 6 (c) shall be due and payable to Fields.

7.           Miscellaneous.

(a)           Severability. If any provision of this Agreement is found to be unenforceable by a court of competent jurisdiction, the remaining provisions shall nevertheless remain in full force and effect.

(b)           Notices. Any notice required or permitted hereunder to be given by either party shall be in writing and shall be delivered personally or sent by certified or registered mail, postage prepaid, or by private courier, or by facsimile or telegram to the party to the address the party may designate from time to time. A notice delivered personally shall be effective upon receipt. A notice sent by facsimile or telegram shall be effective 24 hours after the dispatch thereof. A notice delivered by mail or by private courier shall be effective on the 3rd day after the day of mailing.

(c)           Attorney’s Fees. In the event of any action at law or equity to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees and court costs in addition to any other relief to which such party may be entitled.

(d)           Governing Law. This Agreement shall be interpreted, construed, governed and enforced according to the laws of the State of Utah. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain in full force and effect.

(e)           Successors and Assigns. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

(f)           Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the services described herein. This Agreement can be amended or modified only in a writing signed by Fields and an authorized representative of the Company.

(g)           Signature by Facsimile and Counterpart. This Agreement may be executed in counterpart, and facsimile signatures are acceptable and binding on the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.

“Company” Park City Group, Inc., a Nevada corporation By: /s/ Robert W. Allen Name: Robert W. Allen Title: Director	“Fields” FIELDS MANAGEMENT, INC., a Utah corporation By: /s/ Randall K. Fields Name: Randall K. Fields Title: President